UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 9, 2016
Date of Report (Date of earliest event reported)

BRUSHY RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-1554970	45-5634053
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 E. Sonterra Blvd., Suite 1220
 San Antonio, Texas 78248
(Address of principal executive offices) (Zip Code)

(210) 999-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2016, Brushy Resources, Inc. (the “Company”), ImPetro Resources, LLC, ImPetro Operating, LLC and Independent Bank (the “Lender”) entered into the Second Amendment (the “Second Amendment”) to the Forbearance Agreement entered into on November 24, 2015, as amended February 18, 2016 by the First Amendment (the “Forbearance Agreement”).

Pursuant to the terms of the Forbearance Agreement, if certain defaults under the Credit Agreement, dated June 27, 2013, between the Company and Lender, as amended (the “Credit Agreement”), were not cured by February 26, 2016 (the “Forbearance Expiration Date”), the Lender would be entitled to payment in full of all outstanding principal and accrued interest due under the note to the Credit Agreement on the Forbearance Expiration Date.

Pursuant to the Second Amendment, the Lender agreed to extend the Forbearance Expiration Date until March 30, 2016 upon payment by the Company of (i) $86,538.78, such payment representing non-default and default interest accrued and to be accrued through March 29, 2016, (ii) $121,100.77, such payment representing all payments made by the Lender between March 3, 2016 and March 9, 2016 to honor payments made from the Company’s deposit account maintained with Lender, and (iii) $17,562.11, such payment representing legal fees and expenses incurred by the Lender in connection with the Second Amendment.  On March 9, 2016, the above referenced payments were made to the Lender by the Company.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)

The following exhibit is furnished as part of this report:

Exhibit Number	Exhibit Description

10.1
Second Amendment to Forbearance Agreement, dated March 9, 2016, by and among Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), ImPetro Resources, LLC, ImPetro Operating, LLC and Independent Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUSHY RESOURCES, INC.

By:__/s/ Michael Pawelek__________________
Michael Pawelek
Chief Executive Officer

Date:  March 11, 2016

Exhibit Index

Exhibit Number	Exhibit Description

10.1
Second Amendment to Forbearance Agreement, dated March 9, 2016, by and among Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), ImPetro Resources, LLC, ImPetro Operating, LLC and Independent Bank.